[COUNTRY(R) LOGO]
                         INSURANCE & FINANCIAL SERVICES

LIFE INSURANCE                          COUNTRY Life Insurance Company
APPLICATION                             COUNTRY Investors Life Assurance Company
PART A                                  1701 N Towanda Avenue, PO Box 2000
                                        Bloomington, IL 61702-2000
                                        Phone (309) 821-3000

                            Type of application:  / / New Business   / / Replacement     / / Change to _________
1. PROPOSED INSURED         Tobacco status:       / /   Tobacco      / /   Non-Tobacco       (PRINT IN INK ONLY)

  NAME      First Name      Middle Name                 Last Name           Sex          Age     Date of Birth
(Print name in full)                                                        / / Male
                                                                            / / Female           Mo.   Day  Year

Street Address                                    City                              State    Zip Code + 4


Place of Birth (City and State)                   Social Security Number            Drivers License Number and State


Height  Weight  Birthweight (less than 1 year of age)    / / Married  / / Widowed   Occupation and how long in it
                                                         / / Single   / / Divorced
                                                         / / Separated

2. PROPOSED INSURED #2      / / Tobacco       / / Non-Tobacco

  NAME         First Name   Middle Name                 Last Name           Sex          Age     Date of Birth
(Print name in full)                                                        / / Male
                                                                            / / Female           Mo.  Day  Year

Street Address                                    City                           State    Zip Code + 4


Place of Birth (City and State)                   Social Security Number         Drivers License Number and State


Height          Weight                                   / / Married  / / Widowed      Occupation and how long in it
                                                         / / Single   / / Divorced
                                                         / / Separated

3. CHILDREN PROPOSED FOR INSURANCE ON CHILD RIDER (AGE 17 AND YOUNGER)

NAME(S) IF RIDER DESIRED AND NO LIVING CHILDREN, INDICATE "NONE"     SEX     AGE       D.O.B.    HEIGHT    WEIGHT




4. APPLICANT/OWNER/PAYOR INFORMATION (IF OTHER THAN PROPOSED INSURED) -- SELECT THOSE THAT APPLY.
(If trust, provide ownership information such as legal name of trust, date of trust, and trust number)
/ / Applicant    / / Owner     / / Contingent Owner     / / Payor

Name     First Name      Middle Name     Last Name     Date of Birth/Date of Trust            Social Security/Trust Number


Address (include city, state, and zip code)            Relationship to Proposed Insured/Name of Trust/State of Company

/ / Applicant    / / Owner     / / Contingent Owner     / / Payor

Name     First Name      Middle Name     Last Name     Date of Birth/Date of Trust            Social Security/Trust Number

Address (include city, state, and zip code)            Relationship to Proposed Insured/Name of Trust/State of Company

/ / Applicant    / / Owner     / / Contingent Owner     / / Payor

Name     First Name      Middle Name     Last Name     Date of Birth/Date of Trust            Social Security/Trust Number

Address (include city, state, and zip code)            Relationship to Proposed Insured/Name of Trust/State of Company

                                                                         K32065C
CL 01-94 (09/03)                                              K32-065-00 (07/03)

5. BASIC COVERAGE APPLIED FOR

a. FACE AMOUNT

$ _____________________________

b. PLAN OF INSURANCE
/ / Ten Year Level Term
/ / Twenty Year Level Term
/ / Thirty Year Level Term
/ / Executive Whole Life
/ / Life Paid Up at 65
/ / Twenty Payment Life
/ / Single Premium Whole Life
/ / Universal Life
/ / Survivorship Universal Life
/ / Variable Universal Life
/ / Other _________________

c. DEATH BENEFIT OPTION (SUL/UL/VUL)
   / / A. specified amount + cash value
   / / B. specified amount

d. MODE OF PAYMENT (CHOOSE ONE):
   / / Annual       / / Semi-Annual
   / / Quarterly    / / Single Premium
   / / CBP          / / AMP
   (if AMP/CBP, complete proper forms)
   CBP IS NOT AVAILABLE ON VUL POLICIES)

e. Policy Mode Premium $_________________
   The Automatic Loan Provision is in effect unless otherwise indicated in the Special Request area.

f. / / INCREASE AMOUNT OF UL/SUL/VUL
   Policy #____________________________
   From $ _____________ to _____________

g. IF THE PROPOSED INSURED IS A JUVENILE, DO YOU WISH TO RETAIN OWNERSHIP AFTER AGE 18?
   / / Yes   / / No
   If yes, to what age _____________________
   or        / / Permanent Control

h. CHANGE TO POLICY _________________________
   / / Addition of benefit __________________
   / / Rate Reconsideration _________________
   / / Surrender Dividends __________________
   / / Other ________________________________

i. DIVIDEND OPTION DESIRED (whole life only)
   / / 1. Pay in Cash
   / / 2. Apply to Premium
   / / 3. Leave to Accumulate
   / / 4. Additional Paid-up Insurance

6. BENEFITS/RIDERS (SOME RIDERS ARE PRODUCT SPECIFIC)

   / / WP
   / / WP - Non-Conversion (term only)
   / / Waiver of Monthly Deductions (UL/VUL)
   / / GIO (EWL, LP65, 20PL, VUL, UL, SPWL) $______________
   / / ADB (EWL, LP65, 20PL) $ ____________________________
   / / 10 yr. Insured Term Rider $_________________________
   / / 10 yr. Spouse Rider $_______________________________
   / / Children's Term Rider - # _____ of units
   / / Return of Premium Rider (term only)
   / / Payor Insurance (Complete PI application)
       / / Death or Disability    / / Death Only
   / / Additional Insured/Spouse Rider (UL/SUL/VUL) $ ___________ / / Termination Protection Rider (UL/SUL)
   / / Insured Term Rider (SUL) $_____________________________
   / / Estate Preservation Rider (SUL) - 4 yr. Term Rider
   / / Estate Protection Rider (SUL)
   / / PUA Single Premium $ ____________________
           Level Premium $______________ # of yrs _____
   / / Other ______________________________________

7. BENEFICIARY INFORMATION - unless otherwise indicated, beneficiaries for spouse/child are as stated in rider.

   / / Primary Beneficiary (ies) Name _________________________ Age _________ Relationship ____________________
                                 Name _________________________ Age _________ Relationship ____________________
   / / Secondary Beneficiary(ies)Name _________________________ Age _________ Relationship ____________________
                                 Name _________________________ Age _________ Relationship ____________________
                                 Name _________________________ Age _________ Relationship ____________________
                                 Name _________________________ Age _________ Relationship ____________________
   / / Trustee(s) as Primary Beneficiary (Living Trust)
       Name of Trustee ___________________________ Name of Trust ______________________________________________
       Name of Grantors __________________________ Date of Trust ___________ Trust # __________________________

   / / Trustee(s) as Primary Beneficiary (Testamentary Trust)
   / / Insured's Estate - The personal representative of the insured List
       Additional Beneficiary Information in Special Request area.

8. HOME OFFICE ENDORSEMENT (DO NOT WRITE IN THIS BOX)


9. SPECIAL REQUEST


CL 01-94 (09/03)                                                         K32065D

10. OTHER LIFE INSURANCE

Other life insurance or annuities in force or applied for?     / / Yes    / / No

                                                  AMOUNT      ADB      YEAR OF
   INSURED'S NAME         COMPANY     AMOUNT     PENDING     AMOUNT     ISSUE      PURPOSE
---------------------    ----------  --------   ---------   --------  ---------   ---------




11. REPLACEMENT

Will this insurance replace or affect any other life or annuity contract for any
person proposed for coverage?                                                      / / Yes    / / No
(including pending coverage provided with binding receipt)

If yes, please enclose replacement forms and provide company name

_________________________________________________ and policy number ____________

Will this be a 1035 exchange? (If yes, please forward 1035 Exchange Assignment
Forms to the Home Office.                                                          / / Yes    / / No

If coverage is pending with another company, will all pending coverage be
accepted?                                                                          / / Yes    / / No

  IF TAKING ADVANTAGE OF THE TELEAPPLICATION PROCESS, ANSWER #12 AND PROCEED TO
                                     PART C.
                     IF PAPER APPLICATION PROCEED TO PART B.

12. GENERAL MEDICAL QUESTION

Within the last ten years, has any proposed insured (including primary insured, spouse, payor or children) been treated for, or diagnosed as having a heart condition (including heart attack), chest pain, stroke, blood abnormality, tumor or cancer (other than skin) diabetes, alcohol abuse or drug dependency or had an
electrocardiogram for any physical complaint including chest pain?                 / / Yes    / / No

    DETAILS TO QUESTION # 12 (Include Proposed Insured's name, doctor's name, address and phone number, all specific dates & details, and degree of recovery if applicable).

NAME & DATE                DOCTORS INFORMATION & ALL DETAILS
------------------         -----------------------------------------





CL 01-94 (09/03)                                                         K32065E

COUNTRY LIFE INSURANCE COMPANY(R)                                         PART B
COUNTRY INVESTORS LIFE ASSURANCE COMPANY(R)
1701 N Towanda Avenue, PO Box 2000
Bloomington, IL 61702-2000
Phone (309) 821-3000
NAME OF PROPOSED INSURED _____________________________ D.O.B. __________________

ACTIVITIES/HEALTH HABITS (ANSWER FOR ALL INSUREDS PROPOSED ON THIS APPLICATION)

1. In the last five years have you, or do you have plans to:

   a.  Be a member of any armed forces or military?                                 / / Yes   / / No
   b.  Be exempted, rejected or discharged by the Armed Forces, Reserves or the
       National Guard?                                                              / / Yes   / / No
   c.  Pilot (including student pilot) or serve as a crewmember in any type of
       aircraft?                                                                    / / Yes   / / No
   d.  Engage in any hazardous avocation (i.e. scuba diving, skydiving, hang
       gliding, any type of racing, mountain or rock climbing, rodeo etc.)?         / / Yes   / / No
   e.  Live or travel outside the United States or Canada? (If yes, explain
       below)                                                                       / / Yes   / / No

2. Are you other than a U.S. Citizen? (If yes, submit appropriate questionnaire).   / / Yes   / / No

3. In the last five years have you:
   a.  had two or more moving violations, any accidents, been charged with a
       DUI/DWI or had your driver's license refused, revoked, restricted or
       suspended? (If yes, explain below)                                           / / Yes   / / No
   b.  been convicted of, or are awaiting trial for, any crime other than a misdemeanor, including currently being on parole or probation? (If yes,
       explain below)                                                               / / Yes   / / No
   c.  filed for bankruptcy? (If yes, explain below)                                / / Yes   / / No

       If yes:   / / Business    / / Personal    Date Discharged_________   Amount _______________  Chapter ________

4.  In the last 12 months have you used any tobacco or nicotine products (If yes,
    indicate product, date last used and amount)?                                   / / Yes   / / No
    a. Cigarettes _______________  b. Nicotine patch/gum    ______________  c. Pipe  ____________________
    d. Cigars     _______________  e. Chewing tobacco/snuff ______________  f. Other ____________________

5.  In the last ten years have you consumed alcoholic beverages?                    / / Yes   / / No
    If yes, date last used? ______________ Type and average number of drinks per week? _____________________

6.  In the last ten years have you used cocaine, marijuana, methamphetamines, barbiturates or any other controlled substance? (If yes, explain below,
    including type, frequency and date of last use)                                 / / Yes   / / No

7.  Have you ever been advised to limit or discontinue the use of alcohol or drugs; or sought or received treatment because of your alcohol or drug use?
    (If yes, explain below)                                                         / / Yes   / / No

DETAILS TO QUESTIONS 1 - 7

QUESTION  INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC
 NUMBER   DATES AND DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
--------  ----------------------------------------------------------------------



APPB (06/03)                                                             K32062B

NAME OF PROPOSED INSURED _____________________________ D.O.B. __________________

MEDICAL HISTORY (ANSWER FOR ALL INSUREDS PROPOSED ON THIS APPLICATION)

8. In the last 10 years have you been diagnosed with and/or received treatment for:

    a. any disease or disorder of eyes, ears, nose, throat, mouth, or
       temporomandibular joint disorder?                                            / / Yes   / / No
    b. seizure, paralysis, headaches, dizziness, fainting spells, loss of consciousness, multiple sclerosis or any other disease or disorder of the
       brain or nervous system?                                                     / / Yes   / / No
    c. chronic fatigue, stress, depression, anxiety or any other emotional or
       psychological disease or disorder?                                           / / Yes   / / No
    d. asthma, allergies, tuberculosis, bronchitis, emphysema, sleep apnea or
       any other disease or disorder of the respiratory system?                     / / Yes   / / No
    e. high or low blood pressure, heart attack, chest pain, heart murmur, irregular heart beat, stroke, aneurysm, varicose veins, high cholesterol
       or any other disease or disorder of the heart or circulatory system?         / / Yes   / / No
    f. ulcer, hernia, gastroesophageal reflux disease, hepatitis, cirrhosis or any other disease or disorder of the liver, gallbladder, pancreas,
       esophagus or digestive system?                                               / / Yes   / / No
    g. colitis, ulcerative colitis, polyps, Crohn's disease, irritable bowel,
       hemorrhoids or any other rectal or colon disease or disorder?                / / Yes   / / No
    h. any disease of the kidney, bladder, any blood or protein in the urine, prostate or testicular disorder, or any other disease or disorder of the
       urinary tract?                                                               / / Yes   / / No
    i. endometriosis, infertility, abnormal pap smear or any other disease or disorder of the reproductive system including the uterus, fallopian tubes
       or ovaries, or breast disorder?                                              / / Yes   / / No
    j. diabetes, borderline diabetes, sugar in the urine, thyroid disorder or
       any other disease or disorder of the endocrine system?                       / / Yes   / / No
    k. leukemia, anemia, or any other blood disease or disorder?                    / / Yes   / / No
    l. back or neck pain, disc problems, spinal sprain or strain, sciatica, arthritis, carpal tunnel syndrome, bursitis, neuritis, rheumatism or any
       other disease or disorder of the bones, joints or muscles?                   / / Yes   / / No
    m. cancer, tumor, cyst, growth or disease or disorder of the skin or lymph
       glands?                                                                      / / Yes   / / No
    n. genital or rectal warts, herpes, condyloma or any other sexually
       transmitted disease?                                                         / / Yes   / / No

9.  In the last ten years have you had, been treated for or been diagnosed as having HIV (Human Immunodeficiency Virus) infection or AIDS (Acquired
    Immunodeficiency Syndrome)?                                                     / / Yes   / / No

10. Are you currently pregnant or have you had complications of pregnancy in the
    last 10 years?                                                                  / / Yes   / / No

DETAILS TO QUESTIONS 8-10

QUESTION  INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC
 NUMBER   DATES AND DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
--------  ----------------------------------------------------------------------




                                                                         K32062C

NAME OF PROPOSED INSURED _____________________________ D.O.B. __________________

MEDICAL HISTORY (ANSWER FOR ALL INSUREDS PROPOSED ON THIS APPLICATION)

11. WHO IS YOUR PRIMARY PHYSICIAN? (Provide information for additional insureds on the following page)  Phone Number
 a. Name

 Street Address                                   City                                                  State     Zip Code + 4

 b. Date last seen        reason and details

12. a. Name, address and phone number for physician last consulted

 b. Date last seen        reason and details

13. In the last ten years, have you had any other:

    a. consultation, medical test, hospitalization, illness, injury or surgery?
       (If yes, explain below)                                                      / / Yes   / / No
    b. consultation with a doctor (including all specialists such as cardiologist, oncologist and rheumatologist), chiropractor, psychiatrist, psychologist, counselor, therapist or other healthcare provider? (If yes,
       explain below)                                                               / / Yes   / / No
    c. Any physical deformity or defect, injury, disease or disorder not
       previously indicated?                                                        / / Yes   / / No

14. Are you taking or have you been advised to take any medication (prescription or over-the counter) or treatment not provided in response to a previous
    question? (If yes, explain below)                                               / / Yes   / / No

15. Have you lost or gained more than 10 lbs. in the last year?                     / / Yes   / / No
    If yes, indicate reason and amount gained or lost. _________________________

16. a. Has either of your natural parents lived to at least age 60?                 / / Yes   / / No
    b. Do any of your natural parents or siblings have a history of diabetes, cancer, stroke, heart disease, polycystic kidney disease, tuberculosis, mental illness or any hereditary disorder or disease including
       Huntington's Chorea? If yes, provide details (i.e. relationship, type of
       disease, age diagnosed, current age or age at death)?                        / / Yes   / / No

17. Have you ever had any life, health or disability income insurance rated,
    ridered or declined? (If yes, explain below.)                                   / / Yes   / / No

18. Have you ever requested or received indemnity benefits, pension or payment
    because of an injury, sickness or disability? (If yes, explain below.)          / / Yes   / / No

DETAILS TO QUESTIONS 11-18

QUESTION  INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC
 NUMBER   DATES AND DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
--------  ----------------------------------------------------------------------

                                                                         K32062D


QUESTION  INCLUDE DOCTOR'S NAME OR FACILITY, ADDRESS, PHONE NUMBER, ALL SPECIFIC
 NUMBER   DATES AND DETAILS, AND DEGREE OF RECOVERY IF APPLICABLE.
--------  ----------------------------------------------------------------------




                                                                         K32062E

                                       6A

[COUNTRY(R) LOGO]
                         INSURANCE & FINANCIAL SERVICES

PART C - AGREEMENT/AUTHORIZATION        COUNTRY Life Insurance Company
TO OBTAIN AND DISCLOSE INFORMATION      COUNTRY Investors Life Assurance Company
                                        1701 N Towanda Avenue, PO Box 2000
                                        Bloomington, IL 61702-2000
                                        Phone (309)821-2000

AGREEMENT

All Proposed Insureds and the Applicant, if other than the Proposed Insured, hereby consent to the insurance herein specified and state that the information in this application and any medical history is correctly recorded, complete and true to the best of their knowledge and belief:

IT IS UNDERSTOOD AND AGREED THAT:

(a) If BINDING RECEIPT has been given and is in effect, its terms will apply. Otherwise, no insurance will take effect before the policy for such insurance is delivered and the first premium paid. Upon such delivery and payment, insurance will take effect if the answers and statements in this application are then true without material change.

(b) Acceptance of a life insurance policy will be ratification of any administrative change or correction with respect to such policy, made by the Company in the space entitled Home Office Endorsements. All other changes, including plan and amount of insurance, benefits, or classification must be accepted in writing.

(c) No agent or medical examiner is authorized to make or modify contracts or to waive any of the Company's rights or requirements.

(d)  The Owner shown in this application shall control the policy.

The undersigned Proposed Insured/Applicant further declares that he/she has paid to _________________ Agent, the sum of $___________ as payment toward the first premium of the policy herein applied for, subject to and in accordance with the provisions of the BINDING RECEIPT for such payment and received a copy of the BINDING RECEIPT.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURER FILES AN APPLICATION FOR INSURANCE OR A STATEMENT OF CLAIM CONTAINING ANY MATERIAL FALSE INFORMATION OR CONCEALS, FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MAY BE GUILTY OF INSURANCE FRAUD, WHICH IS A CRIME. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES.

HIPAA COMPLIANT AUTHORIZATION FOR RELEASE OF HEALTH-RELATED INFORMATION

I AUTHORIZE ANY PHYSICIAN, PRACTITIONERS, HOSPITALS, CLINICS, OTHER MEDICALLY RELATED FACILITIES, THE MEDICAL INFORMATION BUREAU, INC. (MIB), MY EMPLOYER, CONSUMER REPORTING AGENCIES, INSURANCE COMPANIES, AND THEIR REINSURERS WHO MAY POSSESS HEALTH AND FINANCIAL INFORMATION ABOUT ME OR ANY OF MY CHILDREN NAMED IN THE APPLICATION TO RELEASE SUCH INFORMATION CONCERNING ME, MY CHILDREN, OR ANOTHER FOR WHOM I AM LEGALLY AUTHORIZED TO SIGN TO COUNTRY LIFE INSURANCE COMPANY(R) AND COUNTRY INVESTORS LIFE ASSURANCE COMPANY(R), AND AFFILIATES
WHICH ARE MEMBERS OF COUNTRY INSURANCE & FINANCIAL SERVICES(R) (HEREIN
COUNTRY), ITS REINSURERS, INSURANCE SUPPORT ORGANIZATIONS, THEIR AUTHORIZED REPRESENTATIVES, AFFILIATES, AND NON-AFFILIATED THIRD PARTIES AS ALLOWED BY LAW. I AUTHORIZE THE RELEASE OF MEDICAL, FINANCIAL OR ANY OTHER PERSONAL INFORMATION INCLUDING INFORMATION ABOUT HEALTH HISTORY, DIAGNOSIS, TREATMENT, OR PROGNOSIS WITH RESPECT TO ANY PHYSICAL OR MENTAL CONDITION INCLUDING DRUGS, ALCOHOLISM, MENTAL ILLNESS, OR HIV TESTING, OCCUPATION, INCOME AND FINANCIAL HISTORY, FOREIGN TRAVEL, AVOCATION, DRIVING RECORD, OTHER PERSONAL CHARACTERISTICS AND OTHER INSURANCE. SUCH INFORMATION WILL BE USED BY UNDERWRITERS, MEDICAL PROFESSIONALS AND OTHER COUNTRY OFFICERS AND EMPLOYEES TO EVALUATE CLAIMS, LIFE INSURANCE AND/OR BENEFITS APPLIED FOR AND OTHER REASONS NECESSARY TO FACILITATE MY INSURANCE TRANSACTION. THE INFORMATION MAY BE SHARED WITH AFFILIATES AND UNAFFILIATED THIRD PARTIES AS ALLOWED BY LAW AND AS NECESSARY TO FACILITATE MY TRANSACTION.

TO FACILITATE RAPID SUBMISSION OF SUCH INFORMATION, I AUTHORIZE ALL SAID SOURCES, EXCEPT MIB, TO GIVE SUCH RECORDS TO ANY AGENCY EMPLOYED BY COUNTRY TO COLLECT AND TRANSMIT SUCH INFORMATION. I FURTHER AUTHORIZE MIB TO TRANSMIT ANY RELEVANT INFORMATION TO ANY AGENCY EMPLOYED BY COUNTRY.

APPLIC (06/03)                                                           K32065F

                       (CONTINUED ON THE NEXT PAGE)

I UNDERSTAND that this authorization is valid for (24) months from the date it is signed and a photocopy and/or fax is also valid, except disclosure of HIV-related information in which case it is valid for 180 days.

I understand that My Providers may not refuse to provide treatment or payment for health care services if I refuse to sign this authorization.

This authorization may be revoked in writing by contacting the Home Office of COUNTRY Life Insurance Company or COUNTRY Investors Life Assurance Company. Revocation of this authorization does not extend to actions COUNTRY has already taken in reliance upon the authorization or the right of COUNTRY to use information to contest a claim under the policy or the policy itself.

Issuance of this policy is conditioned upon COUNTRY Life Insurance Company and COUNTRY Investors Life Assurance Company, and affiliates which are members of COUNTRY Insurance & Financial Services receiving a fully and effectuated authorization. COUNTRY cannot commence its underwriting process and issue a policy unless you sign the authorization. We strive to keep your private information confidential. However, if at any time you disclose private information, you bear the risk that it may be inadvertently redisclosed and no longer protected by federal, state or local law.

I acknowledge receiving a copy of the notice regarding Insurance Information Practices, the Medical Information Bureau, Inc., consumer and/or investigative consumer reports, and medical record information. I, or my legal representative, may receive a copy of this authorization upon request.

I, the parent or legal guardian, give my consent to this application on the child's life. I agree that any policy issued may be under the absolute control of the applicant. It shall be understood that said applicant may designate anyone he/she desires as beneficiary and may exercise any and all rights of the policy without my consent.


SIGNATURE OF PROPOSED INSURED               SIGNATURE OF SPOUSE, PAYOR
(If age 15 or over)                         (If coverage is applied for)


------------------------------------------  ------------------------------------
SIGNATURE OF PARENT (If proposed insured is under age 15 and Parent has not signed as Applicant)


--------------------------------------------------------------------------------
SIGNATURE OF APPLICANT                      TITLE (If Corporation, Officer other
(If other than proposed insured)            than Proposed Insured must sign)


------------------------------------------  ------------------------------------
AGENT'S SIGNATURE                           AGENT NUMBER        AGENCY


------------------------------------------  ---------------------------
SIGNED AT: CITY       STATE       DATE      Proposed Insured's County


-----------------------------------
PRODUCTION ASSISTANT'S SIGNATURE

APPLIC (06/03)                                                           K32065G

                               FOR JUVENILES ONLY
                     APPLICATION FOR PAYOR INSURANCE BENEFIT
    NOTE: QUESTIONS BELOW TO BE ANSWERED ONLY IF PAYOR INSURANCE IS DESIRED.

1. (a) PAYOR'S NAME
   ----------------------------------------------------------------
    First Name                          Middle Name

   ----------------------------------------------------------------
    Last Name

   ----------------------------  ----------------  ----------------
   Social Security Number         (b) Birth Date       (c) Age


                                   Mo. Day Year
   ----------------------------------------------------------------
   (d) Place of Birth (City & State)

   ----------------------------------------------------------------
   (e) Height                         (f) Weight

       ----------      ---------              --------------------
          Feet           Inches                      Pounds
   ----------------------------------------------------------------
   (g) Occupation of Payor (Give exact duties.)


                                                                    Yes     No
                                                                   ------------
2.   Is Payor now free from disease, in sound health, and
     without deformity or loss of limb, or impairment of
     sight, hearing or speech? (If "No", explain.)                  / /     / /

3.   Has insurance on life of Payor ever been declined,
     postponed, or modified in amount, plan or rate? (If
     "Yes", explain.)                                               / /     / /

4.   Has Payor ever had any disorder of the heart, asthma,
     epilepsy, cancer, tumor, diabetes, or tuberculosis? (If
     "Yes", explain.)                                               / /     / /

5. Give names and addresses of all doctors consulted by or for Payor, for any reason, including hospitalization, during the past five years, with full details of treatment and results. (If none, so state.)


NAME AND ADDRESSES OF    DISEASE OR    DATE, TREATMENT
DOCTORS AND HOSPITALS     DISORDER       AND RESULT
----------------------   ----------    ---------------



6. EXPLANATIONS: Show question number as reference.


Dated at ____________________________ this ____ day of _________________, ______

Witnessed by ________________________ Signature of Payor _______________________

APPLIC (06/03)                                                        K32-065-00
                                                                         K32065H

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